                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A



                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 27, 1997


                      WORLDTALK COMMUNICATIONS CORPORATION
       ------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)


    0-27886                                                     77-0303581
-------------                                                -------------------
(Commission                                                  (IRS Employer
 File Number)                                                Identification No.)


                5155 OLD IRONSIDES DRIVE, SANTA CLARA, CA 95054
       ------------------------------------------------------------------
                    (Address of principal executive offices,
                               including zip code)


       Registrant's telephone number, including area code: (408) 567-1500
                                                           --------------

ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial Statements of Deming Software, Inc.                                           Page Number
         ---------------------------------------------                                           -----------
         Report of independent certified public accountants                                             5
         Balance Sheet at November 9, 1996                                                              6
         Statements of Operation, period from December 11, 1995 (inception)
         to November 9, 1996                                                                            7
         Statement of Shareholders' Deficit, period from December 11, 1995 (inception)
         to November 9, 1996                                                                            8
         Statement of Cash Flows, period from December 11, 1995 (inception)
         to November 9, 1996                                                                            9
         Notes to Financial Statements, November 9, 1996                                               10

 (b)     Pro Forma Financial Information

         Unaudited Pro Forma Combined Balance Sheet at September 30, 1996                              14

         Unaudited Pro Forma Combined Statements of Operations at September 30, 1996                   15

         Notes to Unaudited Pro Forma Combined Financial Statements                                    16

Signature                                                                                              17



                        CONSENT OF INDEPENDENT AUDITORS'





The Board of Directors
Deming Software, Inc.

We consent to the incorporation by reference in the registration statement (No. 333-3510) on Form S-8 of Worldtalk Communications Corporation of our report dated January 22, 1997, with respect to the balance sheet of Deming Software, Inc., a development stage enterprise, as of November 9, 1996, and the related statements of operations, shareholders' deficit, and cash flows for the period from December 11, 1995 (inception) to November 9, 1996, which report appears in the Form 8-K/A of Worldtalk Communications Corporation dated January 27, 1997.

KPMG Peat Marwick LLP
San Jose, California
January 24, 1997

                              DEMING SOFTWARE, INC.
                        (A Development Stage Enterprise)

                              Financial Statements

                                November 9, 1996

                   (With Independent Auditors' Report Thereon)

                          Independent Auditors' Report




The Board of Directors and Stockholders
Deming Software, Inc.:


We have audited the accompanying balance sheet of Deming Software, Inc. (the Company), a development stage enterprise, as of November 9, 1996, and the related statements of operations, stockholders' deficit, and cash flows for the period from December 11, 1995 (inception) to November 9, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Deming Software, Inc., a development stage enterprise, as of November 9, 1996, and the results of its operations and its cash flows for the period from December 11, 1995 (inception) to November 9, 1996, in conformity with generally accepted accounting principles.




KPMG Peat Marwick LLP
San Jose, California
January 22, 1997

                              DEMING SOFTWARE, INC.
                        (A Development Stage Enterprise)

                                  Balance Sheet

                                November 9, 1996


                                     Assets
Current assets - cash                                                            $     583

Property and equipment, net                                                         48,983

Other assets                                                                         3,295
                                                                                 ---------
                  Total assets                                                   $  52,861
                                                                                 =========

                      Liabilities and Stockholders' Deficit

Current liabilities:
     Accounts payable                                                            $  48,685
     Accrued liabilities                                                            35,246
                                                                                 ---------

                  Total current liabilities                                         83,931

Note payable to Worldtalk Communications Corporation                                75,000
Note payable to stockholder                                                        125,000
                                                                                 ---------
                  Total liabilities                                                278,931

Commitments and contingencies

Stockholders' deficit:
     Preferred stock, $.0001 par value, 24,000,000 shares authorized; none
         issued or outstanding                                                         --
     Common stock, $.0001 par value; 26,000,000 shares authorized;
         575,000 shares issued and outstanding                                         58
     Notes receivable from stockholders                                             (3,000)
     Additional paid-in capital                                                    663,397
     Deficit accumulated during the development stage                             (766,525)
     Treasury stock purchase                                                      (120,000)
                                                                                 ---------

                  Total stockholders' deficit                                     (226,070)
                                                                                 ---------
                  Total liabilities and stockholders' deficit                    $  52,861
                                                                                 =========


See accompanying notes to financial statements.

                              DEMING SOFTWARE, INC.
                        (A Development Stage Enterprise)

                             Statement of Operations

          Period from December 11, 1995 (inception) to November 9, 1996

Revenues:
     Software development contracts              $   378,988
     Software licenses                               150,000
                                                 -----------

                  Total revenues                     528,988
                                                 -----------
Cost of revenues:
     Software development contracts                  130,625
     Software licenses                                20,000
                                                 -----------
                  Total cost of revenues             150,625
                                                 -----------
Operating expenses:
     Research and development                        299,904
     Sales and marketing                              58,403
     General and administrative                      122,470
     Stock Compensation                              650,000
                                                 -----------

                  Total operating expenses         1,330,777
                                                 -----------
                  Operating loss                    (952,414)

Other expense                                         14,111
                                                 -----------
                  Net loss                       $  (766,525)
                                                 ===========


See accompanying notes to financial statements.

                              DEMING SOFTWARE, INC.
                        (A Development Stage Enterprise)

                       Statement of Stockholders' Deficit

          Period from December 11, 1995 (inception) to November 9, 1996


                                                                                              Deficit
                                                                   Notes                     accumulated
                                              Common stock       receivable     Additional   during the     Treasury     Total
                                          -------------------      from          paid-in     development      stock   stockholders'
                                          Shares       Amount   stockholders     capital        stage       purchase    deficit
                                          ------       ------   ------------    ----------   -----------    --------  --------------
Issuance of common stock to
     founders as of December
     11, 1995                              575,000     $  58       (3,000)         13,397             -            -       10,455

Purchase of 80,000 shares of
     treasury stock at cost at
     November 6, 1996                            -         -            -               -             -     (120,000)     (120,000)

Contributed capital associated
     with stock compensation
     expense                                     -         -            -         650,000             -            -       650,000

Net loss                                         -         -            -               -      (766,525)           -      (766,525)
                                          --------     -----        -----         -------       -------      -------       -------

Balances as of November 9,
     1996                                  575,000     $  58       (3,000)        663,397      (766,525)    (120,000)     (226,070)
                                          ========     =====        =====         =======       =======      =======       =======


See accompanying notes to financial statements.

                              DEMING SOFTWARE, INC.
                        (A Development Stage Enterprise)

                             Statement of Cash Flows

          Period from December 11, 1995 (inception) to November 9, 1996

Cash flows from operating activities:
     Net loss                                                                              $(766,525)
     Adjustments to reconcile net loss to net cash provided by operating activities:
         Depreciation and amortization                                                        24,565
         Stock compensation expense                                                          650,000
         Write-off of investment in equity securities                                         18,450
         Changes in operating assets and liabilities:
              Prepaid expenses                                                                (3,000)
              Other assets                                                                      (295)
              Accounts payable                                                                48,686
              Accrued liabilities                                                             35,246
                                                                                           ---------

                  Net cash provided by operating activities                                    7,127
                                                                                           ---------

Cash flows from investing activities:
     Purchases of equity securities                                                           (7,995)
     Purchases of property and equipment                                                     (73,549)

                  Net cash used in investing activities                                      (81,544)
                                                                                           ---------

Cash flows provided by financing activities - proceeds from note
     payable to Worldtalk Communications Corporation                                          75,000
                                                                                           ---------
Net increase in cash                                                                             583

Cash, beginning of period                                                                        --
                                                                                            --------
Cash, end of period                                                                        $     583
                                                                                           =========

Supplemental disclosure of noncash financing activities:
     Issuance of note payable to stockholder for redemption of common stock                $ 120,000
                                                                                           =========
     Loan to stockholder for issuance of common stock                                      $   3,000
                                                                                           ---------
     Equity securities contributed for issuance of common stock                            $  10,455
                                                                                           ---------
     Excess of fair value over considerations paid for treasury stocks                     $ 650,000
                                                                                           ---------


See accompanying notes to financial statements.

                              DEMING SOFTWARE, INC.
                        (A Development Stage Enterprise)

                          Notes to Financial Statements

                                November 9, 1996


(1)      THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The Company

         Deming Software, Inc. (the Company) is a development stage enterprise that was incorporated in Delaware on December 11, 1995, to engage in the design, development, and marketing of software products.

         Effective November 9, 1996, the Company was acquired by Worldtalk Communications Corporation.

         Revenue Recognition

         Software development contract revenues, all of which were derived from the same customer, are recognized using the percentage-of-completion method based on contract milestones achieved.

         Software license revenues, all of which were derived from the same customer, are recognized upon shipment of the software.

         Capitalized Software

         Development costs incurred in the research and development of new software products and enhancements to existing software products are expensed as incurred until technological feasibility in the form of a working model has been established. To date, the Company's software development has been completed concurrent with the establishment of technological feasibility, and accordingly, no costs have been capitalized.

         Property and Equipment

         Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which is three years.

         Income Taxes

         The Company accounts for income taxes using an asset and liability approach. Deferred tax assets and liabilities are determined based on differences between financial reporting amounts and tax bases of assets and liabilities and are measured applying enacted statutory tax rates applicable to periods in which such assets and liabilities are expected to be realized. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

         Use of Estimates

         The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and reported amount of revenues and expenses during the period. Actual results could differ from those estimates.

         Basis of Presentation

         As of November 9, 1996, the Company has an accumulated deficit and current liabilities in excess of current assets. In November 1996, the Company was purchased by Worldtalk Communications Corporation in a stock for stock transaction. Accordingly, these financial statements have been prepared on a going concern basis.

(2)      PROPERTY AND EQUIPMENT

         Property and equipment as of November 9, 1996, consisted of the following:

              Computer equipment                                  $  70,608
              Furniture and equipment                                 2,940
                                                                  ---------

                                                                     73,548
              Less accumulated depreciation and amortization         24,565
                                                                  ---------
                                                                  $  48,983
                                                                  =========

(3)      BORROWING ARRANGEMENTS

         On October 25, 1996, the Company entered in a $75,000 promissory note with Worldtalk Communications Corporation for funding operations. The entire principal and unpaid interest, at 6% per annum, is due on December 31, 1997.

         On November 6, 1996, the Company entered into a $120,000 loan agreement with a stockholder for the redemption of common stock. The note bears 6% interest rate per annum and is due in total, including all accrued interest and outstanding principally, on January 15, 1997.

 (4)     STOCKHOLDERS' DEFICIT

         Except to the extent such rights are granted to the holders of preferred stock, the holders of common stock have unlimited voting rights and are entitled to receive the net assets of the Company upon dissolution. The preferences, limitations, and relative rights of the holders of preferred stock are undesignated. The Company's Board of Directors may designate one or more series of preferred stock, and shall determined the preferences, limitations, and relative rights of any shares of preferred stock, or any series of preferred stock, before issuance.

         During the period ended November 11, 1996, the Company recorded $650,000 of compensation expense attributable to the repurchase of common stock from a principal stockholder at below fair market value.

 (5)     COMMITMENTS AND CONTINGENCIES

         The Company leases its facilities under one noncancelable operating leases. Future minimum lease payments under the Company's operating leases as of November 9, 1996, is as follows:


                Years ending                               Operating
                December 31,                                leases
                ------------                               ---------
                  Reminder of 1996                         $   5,966
                  1997                                        35,796
                  1998                                        35,796
                  1999                                         2,983
                  2000                                             -
                                                           ---------

                  Future minimum lease payments            $  80,541
                                                           =========


         Rent expense was $35,451 for the period from December 11, 1995 (inception) to November 9, 1996.

(6)      INCOME TAXES

         Deferred tax assets of approximately $120,000 result from temporary differences comprised primarily of research and development tax credits and net operating loss carryforwards. As of November 9, 1996, the deferred tax assets were fully offset by a valuation allowance.

         The Company has federal net operating loss and tax credit carryforwards of approximately $289,000 and $20,000, respectively.

         Federal and state tax laws impose substantial restrictions on the utilization of net operating loss and tax credit carryforwards in the event of an "ownership change," as defined in Internal Revenue Code,
         Section 382. The Company does not believe an ownership change has occurred.

PRO FORMA FINANCIAL INFORMATION

                    PRO FORMA COMBINED FINANCIAL INFORMATION
                                   (UNAUDITED)

The following unaudited pro forma combined financial statements assume a business combination between Worldtalk Communications Corporation and Deming Software, Inc. accounted for on a purchase basis. The pro forma combined condensed financial statements are based on historical financial statements of Worldtalk Communications Corporation as of September 30, 1996 and the unaudited historical financial statements of Deming as of November 9, 1996.

The unaudited pro forma combined balance sheet combines Worldtalk's historical September 30, 1996 balance sheet with Deming's November 9, 1996 historical balance sheet, giving effect to the business combination as if it had occurred on September 30, 1996. The unaudited pro statements of operations combine Worldtalk's historical statement of operations for the nine-months ended September 30, 1996 with Deming's historical statement of operations for the nine-months ended November 9, 1996, giving effect to the business combination as if it had occurred on January 1, 1996.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the business combination had been consummated at the beginning of the period presented, nor is it necessarily indicative of future operating results or financial position.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                               SEPTEMBER 30, 1996
                                 (IN THOUSANDS)

                                                Worldtalk          Deming                             Pro Forma
                                              Communications      Software          Pro Forma          Combined
                                              Sep. 30, 1996     Nov. 9, 1996        Adjustments     Sep. 30, 1996
                                              --------------    ------------        -----------     -------------
Cash and cash equivalents                       $ 15,163               1                 (225)           14,939
Accounts receivable                                3,693              --                   --             3,693
Prepaids and other                                   478              --                   --               478
                                                --------             ---                -----           -------
     Total current assets                         19,334               1                 (225)           19,110

Property and equipment - net                       1,535              49                   --             1,584

Other assets                                         305               3                  499               807
                                                --------             ---                -----           -------
Total assets                                    $ 21,174              53                  274            21,501
                                                ========             ===                =====           =======

Accounts payable                                $  1,355              49                   --             1,404
Accrued expenses                                   2,793              35                  418             3,246
Current capital leases                               139              --                   --               139
Deferred revenue                                   1,869              --                   --             1,869
                                                --------              --                -----           -------
     Total current liabilities                     6,156              84                  418             6,658

Capital lease, less current                          165              --                   --               165
Other liabilities                                    350             195                   --               545
                                                --------             ---                -----           -------
Total liabilities                                  6,671             279                  418             7,368


Common stock                                          97              --                    5               102
Additional paid in capital                        27,379             544                3,584            31,507


Shareholders note receivable                        (262)                                                  (265)
                                                                      (3)
Deferred compensation                               (142)                                                  (142)
Accumulated deficit                              (12,569)           (767)              (3,733)          (17,069)
                                                --------             ---                -----            ------
     Total shareholders' equity (deficit)         14,503            (226)                (144)           14,133
                                                --------             ---                -----            ------
Total liabilities and shareholders'             $ 21,174              53                  274            21,501
equity (deficit)                                ========             ===                =====            ======





See accompanying notes to unaudited combined condensed financial statements

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
     SEPTEMBER 30, 1996
     (IN THOUSANDS)

                                                Worldtalk          Deming                             Pro Forma
                                              Communications      Software          Pro Forma          Combined
                                              Sep. 30, 1996     Nov. 9, 1996        Adjustments     Sep. 30, 1996
                                              --------------    ------------        -----------     -------------

Revenues:
  Software licenses                               $  6,727            150                 --            6,877
  Maintenance, installation, and training            3,126             --                 --            3,126
  Software development contracts                        --            295                 --              295
                                                  --------          -----                ---           ------
     Total revenues                                  9,853            445                 --           10,298

Cost of revenues:
  Software licenses                                    751             20                 --              771
  Maintenance, installation, and training            1,630             --                 --            1,630
  Software development contracts                        --            117                 --              117
                                                  --------          -----                ---           ------
    Total cost of revenues                           2,381            137                 --            2,518

    Gross margin                                     7,472            308                 --            7,780

Operating expenses:
  Product development                                2,601            920               (190)           3,711
  Selling and marketing                              4,720             16                 --            4,736
  General and administrative                         1,253            110                 --            1,363
                                                  --------          -----                ---           ------
     Total operating expenses                        8,574          1,046               (190)           9,810

     Operating loss                                 (1,102)          (738)              (190)          (2,030)

Other income (expense), net                            355            (14)                --              341
                                                  --------          -----                ---           ------
  Net loss                                        $   (747)          (752)              (190)          (1,689)
                                                  ========          =====                ===           ======
  Net loss per share                              $  (0.08)                                             (0.18)
                                                  ========                                             ======
  Shares used in per share computation               8,896                                              9,471
                                                  ========                                             ======


See accompanying notes to unaudited combined condensed financial statements

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


NOTE 1.  PERIODS COMBINED

The Worldtalk statement of operations for the nine-months ended September 30, 1996 have been combined with the Deming statements of operations for the nine-months ended November 9, 1996, giving effect to the business combination as if it had occurred on January 1, 1996. The Worldtalk balance sheet as of September 30, 1996 has been combined with the Deming balance sheet as of November 9, 1996, giving effect to the business combination as if it had occurred on September 30, 1996.


NOTE 2.  BASIS OF PRESENTATION AND PRO FORMA ADJUSTMENTS

The pro forma combined condensed financial statements reflect the issuance of 546,538 shares of Worldtalk common stock and $225,000 in cash in exchange for all of the outstanding shares of Deming common stock in a business combination accounted for under the purchase method. The Worldtalk stock issued in the combination is not registered, but has demand registration rights beginning as early as 1998, depending on certain circumstances.

Number of shares of Worldtalk common stock outstanding at September 30, 1996                   9,668,585
Number of shares of Worldtalk common stock issued in connection with the
    business combination                                                                         546,538
                                                                                              ----------
Number of shares of Worldtalk common stock assumed outstanding after
    completion of the business combination                                                    10,215,123
                                                                                              ==========


The total purchase price of $4,773 ,000 includes $418,000 of direct acquisition costs (primarily legal, accounting, consulting, and travel) and has been allocated on a preliminary basis to the net assets acquired based on their relative estimated fair values as follows: (in 000s)

     Net liabilities acquired                                        $  (226)
     Goodwill, covenant not to compete, and workforce in place           499
     In-process research and development                               4,500
                                                                     -------
     Total purchase price                                            $ 4,773

The pro forma adjustments applied to the historical statement of operations to arrive at the pro forma combined statement of operations reflects amortization expense of $190,000 related to goodwill and other intangibles resulting from the acquisition of Deming over their estimated useful life of four years.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 27, 1997

                                     WORLDTALK COMMUNICATIONS CORPORATION


                                      By:    /s/ Stephen R. Bennion
                                         --------------------------------------
                                         Stephen R. Bennion
                                         Vice President, Finance and Operations,
                                         Chief Financial Officer and Secretary